Exhibit 99.3

SPAR GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2017

(In thousands, except per share data)

ASSETS	Historical SGRP	Historical RPI	Pro Forma Adjustments		Ref.	Pro Forma Condensed Combined

Current assets:
Cash and cash equivalents	$7,662	$1,447	$	(456)	A	$8,609
				(44)	A
Accounts receivable, net	36,824	3,265		(166)	A	39,923
Marketable securities	-0-	21		4	A	25
Prepaid expenses	1,629	95		3	A	1,727
Employee and related party receivables	-0-	2		(2)	A	-0-
Total current assets	46,115	4,830				50,284

Property and equipment, net	2,551	143		67	A	2,761
Goodwill	1,841	-0-		942	A	2,783
Intangible assets, net	1,900	-0-		2,220	A	4,120
Deferred income taxes	4,468	-0-				4,468
Other assets	1,683	155		(143)	A	1,695
Total assets	$58,558	$5,128				$66,111

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,783	$805		(270)	A	$8,318
Accrued expenses	13,598	-0-		248	A	13,846
Due to affiliates	4,008	-0-				4,008
Customer incentives and deposits	1,587	-0-				1,587
Lines of credit and short-term loans	6,222	996		(131)	A	7,087
Total current assets	33,198	1,801				34,846
Notes payable-related parties	-0-	977		(977)	A	-0-
Long-term debt and other liabilities	33	39		(39)	A	33
Notes payable	-0-	-0-		2,700	G	2,700
Total liabilities	33,231	2,817				37,579
Equity:
Preferred stock	-0-	-0-				-0-
Common stock	207	-0-				207
Treasury stock	(127)	-0-				(127)
Additional paid in capital	16,234	-0-				16,234
Accumulated other comprehensive loss	(2,060)	(21)		21	A	(2,060)
Retained earnings	6,246	2,332		(2,332)	A	6,246
Total equity	20,500	2,311				20,500
Non-controlling interest	4,827	-0-		3,205	A	8,032
Total equity	25,327	2,311				28,532
Total liabilities and equity	$58,558	$5,128				$66,111

SPAR GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2016

(In thousands, except per share data)

	Historical SGRP	Historical RPI	Pro Forma Adjustments		Ref.	Pro Forma Condensed Combined

Net revenues	$134,324	$23,804				$158,128
Cost of revenues	104,781	18,054				122,835
Gross profit	29,543	5,750				35,293

Selling, general and administrative expense	25,241	3,947				29,188
Depreciation and amortization	2,100	39		205	C	2,344

Operating income	2,202	1,764		(205)	C	3,761

Interest income	-0-	21				21
Gain (loss) on sale of marketable securities	-0-	(9)				(9)
Other income	128	-0-				128
Interest expense	(133)	(35)		(50)	F	(218)
Other expense	-0-	(19)				(19)
Income before income tax expense	2,197	1,722		(255)	C	3,664

Income tax expense	441	-0-		557	D	998
Net income	1,756	1,722		(812)		2,666
Net income attributable to non-controlling interest	(1,583)	-0-		(523)	E	(2,106)
Net income attributable to SGRP	$173	$1,722	$	(1,335)		$560

Basic income per common share attributable to SGRP Common Shareholders	$0.01					$0.03

Diluted income per common share attributable to SGRP Common Shareholders	$0.01					$0.03

Weighted average common shares – basic	20,595					20,595

Weighted average common shares – diluted	21,309					21,309

SPAR GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(In thousands, except per share data)

	Historical SGRP	Historical RPI	Pro Forma Adjustments		Ref.	Pro Forma Condensed Combined

Net revenues	$131,361	$16,123		(146)	B	$147,338
Cost of revenues	105,563	11,864		(107)	B	117,320
Gross profit	25,798	4,259				30,018

Selling, general and administrative expense	21,988	2,852		(150)	B	24,690
Depreciation and amortization	1,526	19		154	C	1,699

Operating income	2,284	1,388		(43)		3,629

Interest income	-0-	10				10
Gain (loss) on sale of marketable securities	-0-	36				36
Other income	275	-0-				275
Interest expense	(117)	(31)		(38)	F	(186)
Other expense	-0-	(10)				(10)
Income before income tax expense	2,442	1,393		(81)		3,754

Income tax expense	907	-0-		499	D	1,406
Net income	1,535	1,393		(580)		2,348
Net income attributable to non-controlling interest	(1,189)	-0-		(426)	E	(1,615)
Net income attributable to SGRP	$346	$1,393	$	(1,006)		$733

Basic income per common share attributable to SGRP Common Shareholders	$0.02					$0.04

Diluted income per common share attributable to SGRP Common Shareholders	$0.02					$0.03

Weighted average common shares – basic	20,633					20,633

Weighted average common shares – diluted	21,331					21,331

SPAR GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(amounts in thousands, except per share data)

1.	DESCRIPTION OF THE TRANSACTION

On January 9, 2018, SPAR Group, Inc. ("SGRP" or the "Registrant"), and its subsidiaries (together with SGRP, "we", "our" or the "Company"), completed the acquisition of a 51% equity interest (the "Acquisition") in Resource Plus, Inc. ("RPI"), a supplier of professional fixture installation and product merchandising services; and a 51% equity interest in both of its sister companies, Mobex of North Florida, Inc. ("Mobex "), a proprietary retail fixture mobilization system manufacturer, and Leasex, LLC ("Leasex "), a company formed to lease Mobex's proprietary equipment. RPI owns a 70% interest in BDA Resource, LLC, a Florida limited liability company ("BDA"), and RPI, Leasex, Mobex and BDA may be referred to individually and collectively as "Resource Plus".

SGRP's subsidiary, SPAR Marketing Force, Inc. ("SMF"), purchased those equity interests in Resource Plus from Joseph L. Paulk and Richard Justus pursuant to separate Stock Purchase Agreements each dated as of October 13, 2017 (each a "SPA" collectively the “SPAs”), which were subject to due diligence and completion of definitive documents. The base purchase prices under the SPAs for those Resource Plus equity interests were $3,000 for Mr. Paulk and $150 for Mr. Justus, subject to adjustment and potential bonuses as provided in their respective SPAs. At the closing on January 9, 2018, Mr. Paulk received the base purchase price in $400 cash and a Promissory Note for $2,600; and Mr. Justus received the base purchase price in $50 cash and a Promissory Note for $100. The Acquisition was to close prior to January 8, 2018 and since it did not there was an additional $6 cash consideration to Mssr. Paulk and Justus as interest. SGRP, as part of the Acquisition, assumed the outstanding balance of $865 of the line of credit RSI had with a bank. This line of credit is collateralized by accounts receivable, furniture and equipment and bears interest at the Prime Lending Rate. The total available line of credit is $3,500.

2.	BASIS OF PRESENTATION

The unaudited pro forma combined financial information of SGRP reflects the pro forma impact of the Acquisition. The pro forma condensed combined financial information is prepared in accordance with accounting principles generally accepted in the United States of America.

The unaudited pro forma condensed combined balance sheet assumes the Acquisition took place as of September 30, 2017. The unaudited pro forma condensed combined statements of operations assume the Acquisition was consummated on January 1, 2016. The unaudited pro forma condensed combined financial statements should be read in conjunction with SGRP’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2017 (the “2016 Annual Report”) and SGRP’s Quarterly Reports on Form 10Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 as filed with the SEC on May 22, 2017, August 14, 2017 and November 14, 2017, respectively. RPI’s historical financial statements and related notes are included as Exhibits 99.1 and 99.2 to this Current Report on Form 8K/A.

SGRP’s and RPI’s most recent fiscal year ends were December 31, 2016. SGRP’s most recent unaudited financial statements were prepared as of September 30, 2017. RPI’s most recent financial statements were prepared as of September 30, 2017. Management of SGRP believes this presentation provides a fair representation of the results for the twelve months ended December 31, 2016 and the nine months ended September 30, 2017.

The unaudited condensed combined financial information does not include the results of Mobex or Leasex as the entities were not considered significant.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the Acquisition had been consummated on the date indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future operating results of SGRP. SGRP will be evaluating potential synergistic opportunities within the operations of SGRP and RPI. No effect has been given in the unaudited pro forma condensed combined financial information for the cost of any integration activities. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting as required by the accounting guidance for business combinations. The unaudited pro forma condensed combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Acquisition (2) factually supportable and (3) with respect to the statement of operations expected to have a continuing impact on the consolidated financial results. The purchase price for SGRP’s acquisition of RPI’s tangible and intangible assets and the assumption of certain liabilities is based on preliminary estimates of fair values at the acquisition date. SGRP believes the preliminary fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions, however, fair value estimates are preliminary and may change as additional information becomes available and SGRP’s fair value estimates are finalized. The pro forma adjustments, to be described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

3.	PRELIMINARY ESTIMATE OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

A summary of the preliminary purchase price consideration to be allocated by SGRP in the acquisition of RPI is provided below:

Cash consideration – net of cash acquired	$456
Notes payable	2,700

Total consideration paid	$3,156

The preliminary estimated assets acquired and liabilities assumed by SGRP are outlined below:

Cash and cash equivalents	$1,403
Accounts receivable	3,099
Accounts payable	(535)
Net property and equipment	210
Prepaid assets	98
Marketable securities	25
Other assets	12
Accrued expenses	(248)
Other intangible assets	2,220
Residual goodwill	942

Estimated fair value of assets acquired	$7,226

Revolving line of credit	(865)
Non-controlling interest	(3,205)

Consideration paid for acquisition	$3,156

4.	PRO FORMA ADJUSTMENTS

This note should be read in conjunction with Note 1. Description of the Transaction, Note 2. Basis of Presentation; and Note 3 – Preliminary Estimate of Assets Acquired and Liabilities Assumed.

A	Adjustments to reflect purchase of assets of RPI as of September 30, 2017 and to adjust the assets acquired and liabilities assumed to fair market value. Cash of $456 was paid by SGRP and a deferred purchase note was executed for $2,700. For this consideration intangible assets of $2,220 were purchased, along with $942 of goodwill. Cash and cash equivalents of $1,403 were acquired, along with accounts receivable of $3,099 and accounts payable of $535. Net fixed assets of $210 were also acquired in the transaction. Marketable securities of $25 were acquired, along with $98 in prepaid assets. RPI had $2 in employee receivables which were not acquired. Other assets of $12 were also purchased. Accrued expenses of $248 were assumed at the Acquisition date. Notes payable to related parties of $977 and long term debt of $170 ($131 current portion and $39 long term) were not assumed by SGRP as part of the Acquisition. (21) in accumulated other comprehensive loss was eliminated as well as retained earnings, of $2,332. RPI had a line of credit balance of $865 which remains on RPI’s balance sheet. The non-controlling interest not acquired of $3,205 increased Non-controlling interest within the pro forma balance sheet.

B	To remove purchases made by SGRP of RPI for services performed from sales and cost of sales for the combined companies. SGRP purchased $146 in services during the nine month period ended September 30, 2017 at an estimated cost to RPI of $107. There were approximately $100 of acquisition costs incurred by SGRP, and $50 by RPI for the nine months ended September 30, 2017.

C	To recognize amortization expense on the patents and non-competition agreement acquired in the Acquisition. The patents are amortized over an average life of eight years and the non-competition agreement five years.

	Fair Value	Average Amortization Period	Estimated Annual Amortization Expense
Intangible asset – Trade Names	$880	Indefinite	$-0-
Intangible asset - Patents	840	8 Years	105
Intangible asset – Non-competition	500	5 Years	100
Total	$2,220		$205

D	Adjustment to reflect federal and state income tax expense at SGRP’s federal statutory rate of 34% plus a state tax expense rate of 4%. RPI’s pre-tax results historically have not been subject to corporate taxation.

E	Adjustment to remove 49% minority interest in RPI’s net income not owned by SGRP, after accounting for adjustments specific to RPI’s pro forma results including tax provision calculated for the periods presented

   .

	Pro Forma Twelve Months Ended December 31, 2016	Pro Forma Nine Months Ended September 30, 2017
Net Income RPI	$1,722	$1,393
Elimination of gross profit SGRP		(39)
Acquisition costs elimination		50
Tax provision at 38%	(654)	(533)
Pro forma net income RPI	1,068	871
Non-controlling interest	$523	$426

F	For the twelve months ended December 31, 2016 interest expense of $50 is recognized on the repayment of the Stock Purchase Agreements (“SPA”) for both Mr. Paulk and Mr. Justus. The SPAs have an annual interest rate of 1.85%. Mr. Paulk’s is payable at $300,000 per year plus interest and Mr. Justus’ at $33,333 per year plus interest. The interest expense for the nine months ended September 30, 2017 is $38.

G	Adjustment to record new debt in conjunction with the acquisition of RPI by SGRP.